Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-235459, 333-249935, 333-259178, 333-267008, 333-274255, 333-259420, 333-281759) of BILL Holdings, Inc. of our report dated August 20, 2026 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
August 20, 2026